Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Brookdale Senior Living Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Other	7.00% Tangible Equity Units	Rule 457(r) and 457(p)	2,875,000(1)	$50.00	$143,750,000(1)	$0.0001102	$15,841.25
	Equity	Purchase Contract included as part of the Units	Rule 457(i)		—	—		—(2)
	Equity	Common Stock, $0.01 par value per share underlying the Purchase Contracts	Rule 457(i)		—	—		—(2)
	Debt	Amortizing Note included as part of the Units	Rule 457(i)		—	—		—(2)
	Total Offering Amounts							$15,841.25
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$129,800.00(3)
	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims	Brookdale Senior Living Inc.	S-3	333-244394	August 11, 2020		$129,800(3)	Unallocated (Universal) Shelf			$1,000,000,000
Fees Offset Sources	Brookdale Senior Living Inc.	S-3	333-244394		August 17, 2020						(2)

(1)	Includes Units that may be issued upon exercise of the 30-day option granted to the underwriters to purchase additional Units.
(2)	No fee pursuant to Rule 457(i) under the Securities Act.
(3)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due in connection with this filing against the $129,800 unused balance from the registration fee associated with unsold securities, which registration fee was previously paid by the Registrant in connection with a Registration Statement on Form S-3 (Registration No. 333-244394) filed with the Securities and Exchange Commission on August 11, 2020 (the “Prior Registration Statement”) and declared effective on August 17, 2020. Pursuant to Rule 457(p) under the Securities Act, the $15,841.25 filing fee currently due in connection with this filing is offset in whole against the $129,800 remaining balance for such unsold securities under the Prior Registration Statement resulting in a fee of $113,958.75 remitted with this filing.